PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 20, 2000)




                        5,263,902 ADSs Each Representing
                              Three Ordinary Shares

                         SHIRE PHARMACEUTICALS GROUP PLC



                               ------------------

     5,263,902 American Depositary Shares ("ADSs") each representing three ordinary shares, nominal value 5p per share, of Shire Pharmaceuticals Group plc, a public limited company incorporated under the laws of England and Wales, are being offered by this prospectus supplement. The ADSs will be sold by Yamanouchi Group Holdings, Inc. ("Yamanouchi"). We will not receive any proceeds from the sale of the ADSs.

     Our ordinary shares are listed and trade on the London Stock Exchange Limited plc under the symbol "SHP.L" The ADSs are evidenced by American Depositary Receipts ("ADRs") and are listed and trade on The Nasdaq National Market under the symbol "SHPGY." On September 25, 2000, the reported closing middle market quotation for our ordinary shares as derived from the London Stock Exchange's Daily Official List was (pound)13.05, equivalent to a price of $56.87 per ADS translated at the exchange rate of (pound)1.00 = $1.4526 as published on such date. On September 25, 2000, the reported closing price of our ADSs as reported on The Nasdaq National Market was $52.5625 per ADS.

     The underwriter will purchase all of the ADSs from Yamanouchi at a price of $48.375 per ADS. Yamanouchi will receive all of the net proceeds (after expenses) of such sale. We will not receive any of the proceeds from the sale. The underwriter may offer the ADSs in transactions in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices. See "Underwriting."

                               ------------------

     Investing in the ADSs involves certain risks. See "Risk Factors" beginning on page 2 in the accompanying prospectus.

     This offering is being underwritten by Bear, Stearns & Co. Inc. on a firm commitment basis, which means that it must purchase all of the ADSs if any are purchased. The underwriter's purchase of the ADSs is subject to a number of conditions. Delivery of the ADSs is expected in New York, New York on or about September 29, 2000.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

                               ------------------

                            Bear, Stearns & Co. Inc.


          The date of this prospectus supplement is September 26, 2000

                                TABLE OF CONTENTS

                                                                            Page

PROSPECTUS SUPPLEMENT

FORWARD-LOOKING STATEMENTS..................................................S-2

THE COMPANY.................................................................S-3

RISK FACTORS................................................................S-3

USE OF PROCEEDS.............................................................S-3

UNDERWRITING................................................................S-4

LEGAL MATTERS...............................................................S-5

EXPERTS.....................................................................S-5

PROSPECTUS

THE COMPANY...................................................................1

RISK FACTORS..................................................................2

USE OF PROCEEDS...............................................................3

SELLING SHAREHOLDERS..........................................................4

PLAN OF DISTRIBUTION..........................................................5

INCORPORATION OF DOCUMENTS BY REFERENCE; ADDITIONAL INFORMATION...............6

LEGAL MATTERS.................................................................6

EXPERTS.......................................................................6

THE "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
     REFORM ACT OF 1995.......................................................7

INDEMNIFICATION OF DIRECTORS AND OFFICERS.....................................7

                               ------------------

                           FORWARD-LOOKING STATEMENTS

     Statements included herein which are not historical facts are forward looking statements. The forward looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, our results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical regulation and approval, product liability litigation and other risks and uncertainties detailed from time to time in our filings with the Commission including the annual report on Form 10-K for the year ended December 31, 1999.

                                   THE COMPANY

     We are an international specialty pharmaceutical company with a strategic focus on four therapeutic areas: central nervous system disorders, metabolic diseases, cancer and gastrointestinal disorders. We operate and manage our business in three geographic areas: the United States, Europe and the rest of the world. Within these geographical segments, revenues are derived from three sources: sales of products by our own sales and marketing operations, licensing and development fees, and royalties. Sales and marketing operations are principally in the United States, the United Kingdom, Ireland and Canada. We have expanded our business both organically and through acquisitions, including a merger with Roberts Pharmaceutical Corporation in December 1999.

     We are a public limited company incorporated under the laws of England and Wales. Our principal executive offices are located in East Anton, Andover, Hampshire SP10 5RG, England and our telephone number is (44) 1264-333455.

                                  RISK FACTORS

     In analyzing an investment in any offered securities, you should carefully consider all the information in this prospectus supplement and the accompanying prospectus. In particular, you should evaluate the specific risk factors set forth under "Risk Factors," beginning on page 2 of the accompanying prospectus.

                                 USE OF PROCEEDS

     Yamanouchi will receive all net proceeds from the sale of the ADSs to the underwriter. We will not receive any proceeds from the sale of the ADSs.

                                  UNDERWRITING

     We, Yamanouchi and Bear, Stearns & Co. Inc., as the underwriter for the offering, have entered into an underwriting agreement with respect to the ADSs being offered by this prospectus supplement. Yamanouchi is selling all of the ADSs being offered by this prospectus supplement. Subject to conditions, Yamanouchi has agreed to sell to the underwriter, and the underwriter has agreed to purchase from Yamanouchi, the 5,263,902 ADSs, representing 15,791,706 ordinary shares, offered hereby at a price of $48.375 per ADS.

     The underwriting agreement provides that the obligations of the underwriter are subject to approval of various legal matters by its counsel and to various other conditions, including delivery of legal opinions by our counsel and by Yamanouchi's counsel, the delivery of a letter by our independent auditors and the accuracy of the representations and warranties made by us and by Yamanouchi in the underwriting agreement. Under the terms and conditions of the underwriting agreement, the underwriter is committed to take and pay for all of the ADSs offered hereby, if any are taken.

     The underwriter proposes to offer the ADSs from time to time for sale in one or more transactions in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of the sale, at prices related to prevailing market prices or at negotiated prices, which prices may vary, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the ADSs offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling the ADSs offered hereby to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of the ADSs for whom they may act as agents or to whom they may sell as principal.

     Yamanouchi has agreed with the underwriter not to offer, sell or otherwise dispose of or contract to dispose of any of our ordinary shares or securities convertible into or exchangeable for ordinary shares or exercise any rights to require registration of ordinary shares for a period ending 60 days from the date of this prospectus supplement without the prior written consent of the underwriter.

     In connection with this offering, we and our officers and directors have agreed with the underwriter not to offer, sell or otherwise dispose of or contract to dispose of any of our ordinary shares or other securities convertible into or exchangeable for ordinary shares or exercise any rights to require registration of ordinary shares for a period ending 60 days from the date of this prospectus supplement without the prior written consent of the underwriter. The foregoing agreement by us does not apply to (1) our issuance of ordinary shares pursuant to the exercise of options outstanding under our employee benefit plans on the date hereof, (2) our issuance of ordinary shares pursuant to the conversion of the loan note held by Arenol Corporation having a principal amount of $2,800,000, or (3) the sale by one of our directors of up to 255,500 ordinary shares (or ADSs representing such ordinary shares) during the five-day period following the date hereof, to which the underwriter has consented.

     We estimate that our total expenses for the offering will be approximately $100,000. Yamanouchi has agreed to reimburse us for expenses of our outside legal counsel, our accountants and the depositary up to $100,000. Yamanouchi has also agreed to pay any filing fees payable to the National Association of Securities Dealers, Inc.

     We and Yamanouchi have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

     The underwriter has provided us with investment banking and other financial services from time to time and may provide us similar services in the future. In the ordinary course of business, the underwriter may actively trade our securities for its own account or for accounts of customers and, accordingly, it may at any time hold long or short positions in those securities.

                                  LEGAL MATTERS

     The validity of the ordinary shares represented by the ADSs offered under this prospectus supplement will be passed upon for Shire by Slaughter and May, London, England, English counsel to Shire.

                                     EXPERTS

     The consolidated financial statements incorporated by reference in the accompanying prospectus have been audited by Arthur Andersen, Ernst & Young LLP and PricewaterhouseCoopers LLP as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of such firms as experts in auditing and accounting in giving said reports.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                   SUBJECT TO COMPLETION, DATED June 20, 2000

PROSPECTUS

                         Shire Pharmaceuticals Group plc
                           21,214,628 Ordinary Shares
                             ----------------------

     21,214,628 ordinary shares, nominal value 5p per ordinary share, of Shire Pharmaceuticals Group plc, a public limited company incorporated under the laws of England and Wales, are being offered by this prospectus. The ordinary shares will be sold from time to time by the selling shareholders named in this prospectus. We will not receive any proceeds from the sale of the ordinary shares.

     The ordinary shares are listed and trade on the London Stock Exchange Limited under the symbol "SHP.L" Three ordinary shares are represented by one American Depositary Share (an "ADS"). The ADSs are evidenced by American Depositary Receipts ("ADRs") and are listed and trade on The Nasdaq National Market under the symbol "SHPGY." On June 14, 2000, the reported closing middle market quotation for the ordinary shares as derived from the London Stock Exchange's Daily Official List was (pound)10.06, equivalent to a price of $45.38 per ADS translated at the exchange rate of (pound)1.00 = $1.5038 as published on such date. On June 14, 2000 the reported closing price of our ADSs as reported on The Nasdaq National Market was $45.125 per ADS.

                              --------------------

     The selling shareholders will pay any expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the ordinary shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the ordinary shares covered by this prospectus, including, without limitation, all registration and filing fees, London Stock Exchange listing fees and expenses of our counsel and our accountants.

         See "Risk Factors" starting on page 2 for a discussion of the risks involved with investing in our ordinary shares.

                              --------------------

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is June 20, 2000.

                              ABOUT THIS PROSPECTUS

     You should read this prospectus together with the additional information described under the heading "Where You Can Find More Information."



                                TABLE OF CONTENTS

                                                                            Page

THE COMPANY..................................................................1

RISK FACTORS.................................................................2

USE OF PROCEEDS..............................................................3

SELLING SHAREHOLDERS.........................................................4

PLAN OF DISTRIBUTION.........................................................5

INCORPORATION OF DOCUMENTS BY REFERENCE; ADDITIONAL INFORMATION..............6

LEGAL MATTERS................................................................6

EXPERTS......................................................................6

THE "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES
  LITIGATION REFORM ACT OF 1995..............................................7

INDEMNIFICATION OF DIRECTORS AND OFFICERS....................................7

                                   THE COMPANY

     We are an international specialty pharmaceutical company with a strategic focus on four therapeutic areas: central nervous system disorders, metabolic diseases, cancer and gastrointestinal disorders. We operate and manage our business in three geographic areas: the United States, Europe and the rest of the world. Within these geographical segments, revenues are derived from three sources: sales of products by our own sales and marketing operations, licensing and development fees, and royalties. Sales and marketing operations are principally in the United States, the United Kingdom, Ireland and Canada. We have expanded our business both organically and through acquisitions, including a merger with Roberts Pharmaceutical Corporation in December 1999.

     We are a public limited company organized under the laws of England and Wales. Our principal executive offices are located in East Anton, Andover, Hampshire SP10 5RG, England and our telephone number is (44) 1-264-33345.

                                  RISK FACTORS

     An investment in the ordinary shares offered hereby involves a high degree of risk. In addition to the other information contained in this prospectus, prospective investors should carefully consider the following risk factors in evaluating Shire and its business before purchasing any of the ordinary shares offered hereby. In addition, see page 16 of our Form 10-K for the year ending December 31, 1999 that we incorporate in this prospectus by reference.

     The trading price of our ordinary shares is volatile. The trading price of our ordinary shares could be subject to wide fluctuations in response to quarter-to-quarter variations in our operating results, developments or disputes concerning intellectual property rights, technological innovations or new products, government regulatory action, general conditions in the pharmaceutical industry, increased price competition, changes in earnings estimates by analysts or other events or factors, many of which are beyond our control. In addition, the stock market has experienced extreme price and volume fluctuations.

     We do not intend to pay cash dividends for the foreseeable future. We have never paid cash dividends on our ordinary shares. We do not intend to pay cash dividends in the foreseeable future. Our credit facility contains various financial covenants which restrict, among other things, our ability to pay cash dividends.

     We are named as a defendant in a large number of lawsuits involving phentermine and may incur significant liability if we lose one or more of these suits. As of April, 2000, we were a defendant in approximately 3,600 lawsuits, in both federal and state courts, which seek damages for, among other things, personal injury arising from phentermine products supplied for the treatment of obesity by us and several other pharmaceutical companies. We have been sued as a manufacturer and distributor of phentermine, an anorectic used in the short-term treatment of obesity and one of the products addressed by the lawsuits. If we are found liable in some or all of these lawsuits for damages in excess of our assets, we would be required to consider reorganizing and seeking protection in bankruptcy or initiating insolvency proceedings. The suits relate to phentermine either alone or together with fenfluramine or dexfenfluramine. In 136 of these suits, the plaintiffs have specifically alleged in the complaint or subsequent discovery that they used Oby-Cap or Oby-Trim, phentermine products produced by us. The lawsuits generally allege the following claims:

     o the defendants marketed phentermine and the other products for the treatment of obesity and misled users about the products and the dangers associated with them;

     o the defendants failed to adequately test phentermine individually and when taken in combination with the other drugs; and

     o the defendants knew or should have known about the negative effects of the drug and should have informed the public about such risks and/or failed to provide appropriate warning labels.

     We became involved with phentermine through the acquisition of certain assets of Rexar Pharmaceutical Corp. in January 1994. In addition to liability as a result of its own production of Oby-Cap, plaintiffs may seek to impose liability on us as a successor to Rexar. Class certification has been sought for certain of the claims made against us and the other defendants. In addition, pending federal lawsuits have been consolidated as a multidistrict litigation in the Eastern District of Pennsylvania.

     We intend to vigorously defend all lawsuits and pursue all available reasonable defenses. Legal expenses have thus far been paid by the insurers of our supplier, Eon Labs Manufacturing Inc. Through approximately March 2000, Eon and its distributors, including us, had exhausted approximately $39 million in insurance proceeds defending the lawsuits. As of March 2000, additional insurance was available to us and the other Eon distributors through Eon's carriers in the amount of approximately $12 million in the aggregate. In addition, we have our own insurance up to a maximum of $3 million for lawsuits filed in the period to April 28, 1998, an unlimited indemnity given by Eon and a limited indemnity from the former shareholders of Shire Richwood Inc. ("SRI") given at the time of our acquisition of SRI. We have already spent a substantial amount of resources in managing these lawsuits and will continue to do so.

     Through April 2000, we were named as a defendant in approximately 3,600 lawsuits and had been dismissed from approximately 500 of these cases. There are approximately 2,400 additional cases pending dismissal as of April 25, 2000. In only 136 cases pending was it alleged in the complaint or subsequent discovery that the plaintiff had used our particular product and we have been dismissed from 30 of these cases as well.

                                 USE OF PROCEEDS

     The selling shareholders who offer and sell their ordinary shares will receive all net proceeds from the sale of the ordinary shares. We will not receive any proceeds from the sale of the ordinary shares.

                              SELLING SHAREHOLDERS

     We have agreed to register 21,214,628 ordinary shares owned by the selling shareholders. These ordinary shares were acquired by Robert A. Vukovich and Yamanouchi Group Holdings, Inc. in connection with the merger of Shire and Roberts Pharmaceutical Corporation in December of 1999. The ordinary shares held by the selling shareholders are being registered to permit public resale of these ordinary shares. See "Plan of Distribution."

     The following table includes (i) the identity of each selling shareholder;
(ii) the amount of ordinary shares owned by the selling shareholder before the offering, (iii) the amount of ordinary shares each selling shareholder is offering for its account and (iv) the amount and, if one percent or more, the percentage of each selling shareholder will own after completion of the offering, assuming all ordinary shares covered by this prospectus are sold.

     Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to ordinary shares. Unless otherwise indicated below, to our knowledge, the selling shareholders have sole voting and investment power with respect to their respective ordinary shares, except to the extent authority is shared by spouses under applicable law. The inclusion of any ordinary shares in this table does not constitute an admission of beneficial ownership for the person named below.

                                                                                        Number of       Percent of
                                         Number of Ordinary                              Ordinary        Ordinary
                                              Shares              Number of               Shares          Shares
                                          Beneficially             Ordinary            Beneficially     Beneficially
         Name of Selling                  Owned Prior to         Shares Offered         Owned After      Owned After
           Shareholder                       Offering               Hereby              Offering (1)    Offering (1)
         ---------------                 -------------------     ---------------      --------------   ---------------

Robert A. Vukovich (2)                          7,385,742              5,422,922        1,962,820            *
Yamanouchi Group Holdings, Inc.(3)             15,791,706             15,791,706            0                0

(1)  Assumes the sale of all ordinary shares offered by this prospectus.
(2) Includes ordinary shares held in the form of ADS and ordinary shares issuable upon the exercise of options.
(3)  All ordinary shares are held in the form of ADSs.
*    Less than 1%.

                              PLAN OF DISTRIBUTION

     We are registering the ordinary shares on behalf of the selling shareholders. As used in this prospectus, the term "selling shareholders" includes donees, pledgees, transfers or other successors-in-interest selling shares received from a selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer after the date of this prospectus. All costs, expenses and fees in connection with the registration of the ordinary shares offered under this prospectus will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of ordinary shares will be borne by selling shareholders. Sales of ordinary shares may be effected by the selling shareholders from time to time in one or more types of transactions (which may include block transactions) on the London Stock Exchange, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the ordinary shares, through short sales of ordinary shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. In addition to the foregoing types of transactions, the selling shareholders may effect sales of ADSs in the Nasdaq National Market. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of ordinary shares by the selling shareholders.

     The selling shareholders may effect such transactions by selling ordinary shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholder and/or the purchasers of ordinary shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling shareholders and any broker-dealers that act in connection with the sale of ordinary shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the ordinary shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the ordinary shares against certain liabilities, including liabilities arising under the Securities Act.

     Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders may be subject to the prospectus delivery requirements of the Securities Act.

     The selling shareholders also may resell all or a portion of the ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

     Upon our being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of ordinary shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction.

         INCORPORATION OF DOCUMENTS BY REFERENCE; ADDITIONAL INFORMATION

     We "incorporate by reference" information we file with the Securities and Exchange Commission (the "Commission"), which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file with the Commission in the future will automatically update and supersede information in this prospectus. Those future filings include annual reports on Form 10-K, quarterly reports on Form 10-Q that are designated as being incorporated by reference into this prospectus and other reports we file with the Commission.

     This prospectus incorporates by reference the following documents that we previously filed with the Commission and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all the ordinary shares offered by this prospectus are sold. These documents contain important information about us and our finances.

     o Shire's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended.

     o    Shire's Quarterly Report on Form 10-Q for the period ending March 31,
          2000.

     o Shire's Proxy Statement on Schedule 14A for the fiscal year ended December 31, 1999.

     o Shire's Current Report on Form 8-K as filed with the Commission on February 29, 2000.

     o the description of our ordinary shares contained in Shire's Registration Statement on Form F-1 as filed with the Commission on March 25, 1998

     Shire files annual and special reports and other information with the Commission. You may read and copy any of our reports, statements or other information at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Commission filings are also available to the public from commercial document retrieval services. The website maintained by the Commission is http://www.sec.gov.

     You may also request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at this address: Shire Pharmaceuticals Group plc, East Anton, Andover, Hampshire SP10 5RG, England,
Attention: Neil Harris, Esq.

                                  LEGAL MATTERS

     The validity of the ordinary shares offered under this prospectus will be passed upon for Shire by Slaughter & May, U.K. Counsel to Shire.

                                     EXPERTS

     The consolidated financial statements incorporated by reference in the prospectus and elsewhere in the Registration Statement, have been audited and reported by Arthur Andersen Chartered Accountants, Ernst & Young LLP and PricewaterhouseCoopers LLP and upon the authority of such firms as experts in auditing and accounting.

                        THE "SAFE HARBOR" STATEMENT UNDER
              THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     Statements included herein which are not historical facts are forward looking statements. The forward looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, our results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical regulation and approval, product liability litigation and other risks and uncertainties detailed from time to time in our filing with the Commission including the annual report on Form 10-K for the year ended December 31, 1999.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Except as hereinafter set forth, there is no charter provisions, by-law, contract, arrangement or statute under which any director or officer of Shire is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

     Pursuant to Paragraph 141 of the Articles of Association of Shire, every person who was or is a director, alternate director or secretary of Shire shall be indemnified out of the assets of Shire for all costs, charges, losses and liabilities incurred in the proper execution of such person's duties or the proper exercise of such person's powers, authorities and discretions.

     Under Section 310 of the Companies Act, Shire may not indemnify an officer against any liability that by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to Shire, except that under section 310(3) of the Companies Act, Shire is not prevented, inter alia, (a) from purchasing and maintaining for any such officer such insurance against any such liability, or (b) from indemnifying an officer against any liability incurred by him in defending any proceedings (whether civil or criminal), in which judgment is given in his favor or he is acquitted, or in connection with any application in which relief is granted to him by the court in case of honest and reasonable conduct.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Shire in connection with sale of the ordinary shares being registered (all amounts are estimated except the SEC Registration Fee):

                                                        Amount to
                                                         Be Paid
                                                       -----------

     SEC Registration Fee.........................       $ 84,739
     Accounting Fees and Expenses.................         25,000
     Legal Fees and Expenses......................         25,000
     Printing Expenses............................         20,000
     Miscellaneous................................          5,261
                                                       ------------
              Total...............................       $160,000
                                                       ============

Item 15.  Indemnification Of Directors And Officers.

     Except as hereinafter set forth, there is no charter provisions, by-law, contract, arrangement or statute under which any director or officer of Shire is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

     Pursuant to Paragraph 141 of the Articles of Association of Shire, every person who was or is a director, alternate director or secretary of Shire shall be indemnified out of the assets of Shire for all costs, charges, losses and liabilities incurred in the proper execution of such person's duties or the proper exercise of such person's powers, authorities and discretions.

     Under Section 310 of the Companies Act, Shire may not indemnify an officer against any liability that by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to Shire, except that under section 310(3) of the Companies Act, Shire is not prevented, inter alia, (a) from purchasing and maintaining for any such officer such insurance against any such liability, or (b) from indemnifying an officer against any liability incurred by him in defending any proceedings (whether civil or criminal), in which judgment is given in his favor or he is acquitted, or in connection with any application in which relief is granted to him by the court in case of honest and reasonable conduct.


Item 16. Exhibits and Financial Statement Schedules.

     (a) Exhibits

         Exhibit No.      Description

          *3.1 Memorandum and Articles of Association of Shire

          *4.1 Form of Deposit Agreement among Shire, Morgan Guaranty Trust
               Company of New York and Holders from time to time of Shire's ADSs

          *4.2 Form of Ordinary Share certificate

          *4.3 Form of ADR certificate (included within Exhibit 4.1)

          5.1 Opinion of Slaughter & May regarding the validity of the ordinary shares

          *+10.1 License Agreement between Shire and Nycomed Pharma AS dated
               January 14, 1987, as amended *10.2 License Agreement between Shire and Nycomed Pharma AS dated May 25, 1992

          *+10.3 Agreement by and between Shire and Nycomed Pharma AS dated
               September 27, 1993

          *+10.4 Trademark License Agreement between Shire and Nycomed Pharma AS dated October 23, 1995

          *+10.5 License Agreement between Shire and Novartis Pharma A.G.
               Limited dated August 31, 1995

          *+10.6 Agreement between Shire and MacFarlan Smith Limited dated June
               16, 1997

          *+10.7 Extraction Agreement between Shire and MacFarlan Smith Limited dated June 16, 1997

          *+10.8 License Agreement between Shire and Johnson Matthey plc dated
               February 2, 1996

          *+10.9 License Agreement between Shire, Johnson Matthey plc and
               Anormed Inc. dated December 15, 1997

          *+10.10 License Agreement between Shire and Johnson Matthey plc dated
               December 15, 1997

          *+10.11 License Agreement Shire and Synaptech Inc. dated November 30,
               1995

          *+10.12 Agreement between Shire and Janssen Pharmaceutica N.V. dated
               November 30, 1995

          *+10.13 Global Co-Development, Know-how and Supply Agreement between
               Shire an Janssen Pharmaceutica N.V. dated November 30, 1995

          *+10.14 Pharmaceutical Formulation License Agreement between Shire and
               Hyal Pharmaceutical Corporation dated March 1, 1995

          *+10.15 Development and License Agreement between Shire and
               NeuroSearch A/S dated February 5, 1998

          *10.16 Agreement and Plan of Merger among Shire and Richwood
               Pharmaceutical Company, Inc. dated August 1, 1997

          *10.17 SHL Scheme

          *10.18 SPC Scheme

          *10.19 Executive Scheme

          *10.20 Sharesave Scheme

          *10.21 Employee Stock Purchase Plan

          **10.22 Asset Purchase Agreement among Shire, Shire Supplies U.S. LLC,
               Arenol Corporation, Richard Vorisek and Robert Jaeder dated March 5, 1999

          **+10.23 Amendment Agreement to Global Co-Development, Know-How and
               Supply Agreement between Shire and Janssen Pharmaceutica N.V. dated July 22, 1999

          **10.24 Agreement and Plan of Merger by and among Shire
               Pharmaceuticals Group plc, Ruby Acquisition Sub Inc. and Roberts Pharmaceutical Corporation dated July 26, 1999

          **10.25 Share Purchase Agreement among Fuisz International Limited,
               Fuisz Technologies Ltd. and Shire Holdings Europe Limited dated October 22, 1999

          **10.26 Amended and Restated Credit Agreement among Shire, its subsidiaries, various financial institutions and DLJ Capital Funding, Inc. as administrative agent and syndication agent, dated November 19, 1999.

          **21.1 List of subsidiaries

          23.1 Consent of Arthur Andersen Chartered Accountants

          23.2 Consent of Ernst & Young LLP

          23.3 Consent of PricewaterhouseCoopers LLP

-----------------

* Incorporated by reference to the exhibits of Shire's Registration Statement of Form F-1 (No. 333-8394).

** Incorporated by reference to Shire's Registration Statement on Form F-4 (No. 333-90947).

+ Portions of this document, for which Shire has been granted confidential treatment, have been redacted and filed separately with the Securities and Exchange Commission.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act);

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 605(b)(2) of such Act.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, England, on the 19th day of June, 2000.

                                  SHIRE PHARMACEUTICALS GROUP PLC


                                  By  /s/Rolf Stahel
                                      --------------------------------
                                        Rolf Stahel
                                      Chief Executive


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Angus Russell and Neil Harris, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      Name                                       Capacity                        Date
                      ----                                       --------                        ----

                /s/ Rolf Stahel                     Chief Executive Officer              June 19, 2000
-------------------------------------------------   (Principal executive
                  Rolf Stahel                       officer)

               /s/ Angus Russell                    Group Finance Director               June 19, 2000
-------------------------------------------------   (Principal financial officer
                 Angus Russell                      and principal accounting
                                                    officer)

              /s/ James Cavanaugh                   Director, Non-executive              June 19, 2000
-------------------------------------------------
              Dr. James Cavanaugh

               /s/ Wilson Totten                    Group R&D Director                   June 19, 2000
-------------------------------------------------
               Dr. Wilson Totten

                /s/ Barry Price                     Director, Non-executive              June 19, 2000
-------------------------------------------------
                Dr. Barry Price

              /s/ Bernard Canavan                   Director, Non-executive              June 19, 2000
-------------------------------------------------
               Dr. Bernard Canavan


                                      -13-

                      Name                                       Capacity                        Date
                      ----                                       --------                        ----


               /s/ Zola Horovitz                    Director, Non-executive              June 19, 2000
-------------------------------------------------
               Dr. Zola Horovitz

              /s/ Ronald Nordmann                   Director, Non-executive              June 19, 2000
-------------------------------------------------
                Ronald Nordmann

                /s/ Joseph Smith                    Director, Non-executive              June 19, 2000
-------------------------------------------------
                  Joseph Smith

              /s/ John Spitznagel                   Director, Non-executive              June 19, 2000
-------------------------------------------------
                John Spitznagel


================================================================================







                         SHIRE PHARMACEUTICALS GROUP PLC




                        5,263,902 ADSs Each Representing
                              Three Ordinary Shares





                               ------------------

                              PROSPECTUS SUPPLEMENT
                               ------------------






                            Bear, Stearns & Co. Inc.






                               September 26, 2000







================================================================================